News Release
Corporate Headquarters	For Immediate Release		Date: October 24, 2006
4601 College Boulevard, Suite 300 Leawood, Kansas 66211 USA +1-913-327-4200
	Media and Investor Relations Contact:	Shruthi Dyapaiah	1-913-327-4225	sdyapaiah@euronetworldwide.com

Euronet Worldwide Reports Third Quarter 2006 Financial Results

LEAWOOD, KANSAS, USA—October 24, 2006—Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading electronic payments provider, today announced its third quarter 2006 financial results.

Euronet’s third quarter 2006 financial highlights included:
●	Consolidated revenues of $161.7 million, compared to $137.4 million for the third quarter 2005.
●	Adjusted EBITDA of $22.5 million, compared to $19.6 million for the third quarter 2005.
●	Operating income of $13.1 million, compared to $12.6 million for the third quarter 2005.
●	Net income of $10.4 million, or $0.26 diluted earnings per share, compared to net income for the third quarter 2005 of $8.9 million, or $0.23 per share.
●	In accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”), which the Company retroactively adopted on January 1, 2006, share-based compensation expense was $2.0 million for the third quarter 2006, compared to $1.3 million for the third quarter 2005.
●	The third quarter 2006 net income included a foreign exchange gain of $1.1 million; excluding this gain and the share-based compensation expense noted above, diluted earnings per share were $0.28. The third quarter 2005 net income included a foreign exchange gain of $0.9 million; excluding this gain and the share-based compensation expense noted above, diluted earnings per share were $0.24.

Segment and Other Results
The EFT Processing Segment’s third quarter 2006 highlights included:
●	Revenues of $33.2 million, compared to $26.3 million for the third quarter 2005.
●	Adjusted EBITDA of $11.4 million, compared to $8.8 million for the third quarter 2005.
●	Operating income of $8.2 million, compared to $6.6 million for the third quarter 2005.
●	Transactions processed of 119.1 million, compared to 94.4 million transactions for the third quarter 2005.

The year-over-year increases in revenue, operating income and Adjusted EBITDA were primarily attributable to a 24% increase in ATMs under management together with transaction growth from those ATMs and from business acquisitions completed after the third quarter 2005; Euronet Card Services Greece (formerly Instreamline) was acquired in the fourth quarter 2005, and on December 31, 2005 the Company increased its ownership in Europlanet, a Serbian ATM and card processing business, from a less than wholly-owned to a wholly-owned position.

The EFT Segment completed the quarter with 8,491 ATMs owned or operated compared to 6,841 ATMs at the end of the third quarter 2005. Euronet owns and/or operates ATMs in Hungary, Poland, Germany, Croatia, the Czech Republic, the United Kingdom, Greece, Romania, Slovakia, Albania, Serbia, Montenegro, Ukraine, India and China.

The Prepaid Processing Segment’s third quarter 2006 highlights included:
●	Revenues of $121.2 million, compared to $107.7 million reported for the third quarter 2005.
●	Adjusted EBITDA of $12.5 million, compared to $12.5 million reported in the third quarter 2005.
●	Operating income of $8.8 million, compared to $9.2 million for the third quarter 2005.
●	Transactions processed were 121.9 million, compared to 94.6 million transactions in the third quarter 2005.

The Prepaid Processing Segment’s results, excluding the money transfer business, for the third quarter 2006 compared to the second quarter 2006 included:
●	Revenues of $120.3 million, compared to $113.4 million in the second quarter 2006.
●	Operating income of $9.7 million, compared to $8.7 million in the second quarter 2006.

The Segment’s third quarter year-over-year revenue improvement was the result of continued transaction growth across all markets. Adjusted EBITDA and operating income were affected in the third quarter 2006 by continued investments in the Company’s growing money transfer business and the impact of the expiration of a preferential exclusivity commission arrangement with a Spanish mobile operator, as reported in the second quarter. These two factors are masking growth in other areas of the Prepaid Segment.

If the Spanish prepaid and money transfer businesses were excluded from the Prepaid Segment’s quarterly results for both 2005 and 2006, revenues and operating income would have improved 19% and 23%, respectively, for the three months ended September 30, 2006. These improvements are the result of increases in terminals, transaction growth and the offering of additional products in the countries where Euronet processes prepaid transactions.

If the money transfer business was excluded from the Segment’s 2006 quarterly results, third quarter 2006 revenue would have grown sequentially by 6% compared to second quarter 2006 revenues, as a result of continued transaction growth across all markets. Operating income for the same periods would have increased 11% as a result of transaction growth together with a sequential improvement in the profitability of the Spanish prepaid business. During the third quarter 2006, the Spanish prepaid business partially offset the impact of the preferential exclusivity commission expiration that occurred in the second quarter 2006 by adjusting retailer commission rates and through increased sales of mobile phone content of the other two mobile operators in Spain.

The Prepaid Processing Segment processes electronic point-of-sale prepaid transactions at more than 265,000 point-of-sale terminals across approximately 157,000 retailer locations in Europe, Asia Pacific, Africa and the U.S. As previously announced, the Company intends to expand its Prepaid Processing Segment both domestically and internationally through internal sales and promotional efforts as well as, if appropriate, acquisitions.

The Software Solutions Segment’s third quarter 2006 highlights included:
●	Revenues of $7.3 million, compared to the $3.4 million reported for the third quarter 2005.
●	Adjusted EBITDA of $1.5 million, compared to the $1.2 million reported for the third quarter 2005.
●	Operating income of $1.0 million, compared to the $1.0 million reported for the third quarter 2005.

The change in results year-over-year was primarily due to the acquisition of Essentis in January 2006.

Corporate and Other had $4.9 million of operating expenses for the third quarter 2006, compared to $4.2 million in the third quarter 2005. Share-based compensation expense, as required by the adoption of SFAS 123R, included in Corporate and Other amounted to $1.9 million for the third quarter of 2006, compared to $1.3 million in the third quarter 2005. All other expenses were $3.0 million for the third quarter 2006, compared to $2.9 million in the third quarter 2005. The increase in share-based compensation is primarily due to the required use of more accelerated expensing for performance-based awards.

Combining all segments, transactions processed in the third quarter 2006 were 241.0 million compared to 189.0 million processed in the third quarter 2005.

The Company’s unrestricted cash on hand was $255.4 million as of September 30, 2006 as compared to $232.7 million at June 30, 2006. Euronet’s total indebtedness was $349.7 million as of September 30, 2006, compared to $357.0 million as of June 30, 2006.

The Company commenced accounting for share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) on January 1, 2006. The Company adopted the “modified retrospective application” method and, accordingly, all prior periods have been adjusted to include the retroactively applied effects of SFAS 123R share-based compensation expense.

Euronet also announced that it expects earnings per share for the fourth quarter 2006 to be approximately $0.29, excluding the effects of foreign exchange gains or losses, discontinued operations, share-based compensation charges, and/or other non-operating or unusual items that cannot be accurately projected.

In December 2004 and October 2005, the Company issued $140 million and $175 million, respectively, in convertible debentures. These debentures are potentially convertible into approximately 4.2 million and 4.3 million shares, respectively, of the Company’s common stock, subject to adjustment. As required by EITF 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” regardless of whether the conditions upon which the debentures would be convertible into shares of the Company’s common stock have been met, if dilutive, the impact of the contingently issuable shares is included in the calculation of diluted earnings per share under the “if converted” method. The assumed conversion of the December 2004 debentures was dilutive in the third quarter 2006, while the assumed conversion of the October 2005 debentures was not dilutive. Accordingly, for the third quarter 2006, 4.2 million contingently issuable shares have been assumed to be outstanding for the period and $0.8 million in related interest charges and amortization of debt issuance costs have been excluded from income available to common shareholders to determine diluted earnings per share. The assumed conversion of the December 2004 debentures was also dilutive in the third quarter 2005. Accordingly, for the third quarter 2005, 4.2 million contingently issuable shares have been assumed to be outstanding for the period and $0.8 million in related interest charges and amortization of debt issuance costs have been excluded from income available to common shareholders to determine diluted earnings per share. The Company expects the December 2004 debentures to continue to be dilutive in future periods. The impact of the October 2005 debentures on future earnings per share may be dilutive if earnings per share continue to increase.

We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures, acquisitions and operations and to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired in prior periods. Similarly, the expense recorded for share-based compensation does not represent a current or future period cash cost. Adjusted EBITDA, defined as operating income excluding the costs of depreciation, amortization and share-based compensation, is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the payment processing industry. Management analyzes historical results adjusted for certain items that are non-operational or not necessarily ongoing in nature and that are incremental to the baseline of the business. Generally, these items include gains or losses associated with the sale of business assets or operations, market development costs, foreign exchange translations, discontinued operations, early debt retirement and other similar items as discussed in this press release; management believes the exclusion of these items provides a better basis for evaluating the underlying business unit performance. The attached schedules provide a full reconciliation of any such non-GAAP financial measures to a corresponding GAAP financial measure.

Euronet Worldwide will host an analyst conference call on Wednesday, October 25, 2006, at 10:00 a.m. U.S. Eastern Time to discuss these results. The conference call will be broadcast on the Internet and can be accessed via the Euronet Worldwide Internet site at www.euronetworldwide.com or via Vcall at http://www.vcall.com/IC/CEPage.asp?ID=109962. Participants should go to the web site at least 15 minutes before this event to download and install any necessary audio software. For those without Internet access, the conference call-in number is +1-877-407-9210 (USA) or +1-201-689-8049 (non-USA). The password is "Euronet."

For those unable to attend the live broadcast, a replay will be available beginning approximately one hour after the event at http://www.vcall.com/IC/CEPage.asp?ID=109962 as well as via phone. To dial in for the replay, the call-in number is +1-877-660-6853 (USA) or +1-201-612-7415 (non-USA). The account number is 286 and the conference ID number is 216560. The call and webcast replay will be available for one month. You can also access the Earnings presentation at http://www.eeft.com/investors/index.asp. No fees are charged to access any event.

About Euronet Worldwide
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers outsourcing and consulting services, integrated EFT software, network gateways, electronic prepaid top-up services to financial institutions, mobile operators and retailers, as well as electronic consumer money transfer and bill payment services. Euronet operates and services the largest pan-European group of ATMs and operates the largest Indian shared ATM network. Euronet is also one of the largest providers of prepaid processing, or top-up services, for prepaid mobile airtime. The Company is a licensed electronic money transmitter and bill payment company via Euronet Payments and Remittance, Inc. The Company has processing centers located in the U.S., Europe and Asia, and processes electronic top-up transactions at more than 265,000 point-of-sale terminals across approximately 157,000 retailers in Europe, Asia Pacific, Africa and the U.S. With corporate headquarters in Leawood, Kansas, USA, and 26 worldwide offices, Euronet serves clients in more than 80 countries. Visit the Company’s web site at www.euronetworldwide.com.

Any statements contained in this news release that concern the Company's or management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: technological developments affecting the market for the Company’s products and services; foreign exchange fluctuations; and changes in laws and regulations affecting the Company's business. These risks and other risks are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting the Company or the SEC. Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

EURONET WORLDWIDE, INC.
Consolidated Statement of Income
(unaudited - in millions, except share and per share data)

	Three Months Ended
	September 30,
	2006	2005 *
Revenues:
EFT Processing	$33.2	$26.3
Prepaid Processing	121.2	107.7
Software Solutions	7.3	3.4
Total revenues	161.7	137.4
Operating expenses:
Direct operating costs	112.5	95.7
Salaries and benefits	18.7	15.1
Selling, general and administrative	10.0	8.2
Depreciation and amortization	7.4	5.8
Total operating expenses	148.6	124.8
Operating income	13.1	12.6

Other income (expenses):
Interest income	3.7	1.0
Interest expense	(3.9)	(1.7)
Income from unconsolidated affiliates	0.2	0.2
Foreign exchange gain, net	1.1	0.9
Total other income	1.1	0.4
Income before income taxes and minority interest	14.2	13.0

Income tax expense	(3.6)	(3.9)
Minority interest	(0.2)	(0.2)
Net income	$10.4	$8.9
Earnings per share - diluted:
Earnings per Share	$0.26	$0.23
Diluted weighted average shares outstanding	42,524,973	41,584,931

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Consolidated Summary Balance Sheets
(unaudited - in millions)

	As of	As of
	September 30,	December 31,
	2006	2005 *
ASSETS
Current assets:
Cash and cash equivalents	$255.4	$219.9
Restricted cash	88.3	73.9
Inventory - PINs and other	35.3	25.6
Trade accounts receivable, net	164.2	166.5
Other current assets, net	23.0	23.0
Total current assets	566.2	508.9

Property and equipment, net	51.6	44.9
Goodwill and intangible assets, net	323.6	317.9
Other assets, net	22.8	22.7
Total assets	$964.2	$894.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other current liabilities	$317.9	$299.0
Short-term borrowings and current portion of capital lease and long-term debt obligations	15.4	28.3
Total current liabilities	333.3	327.3

Capital lease obligations, net of current portion	12.7	12.2
Deferred income tax	23.8	25.2
Debt obligations	321.6	315.0
Other long-term liabilities	1.6	1.2
Minority interest	7.8	7.1
Total liabilities	700.8	688.0

Stockholders' equity	263.4	206.4
Total liabilities and stockholders' equity	$964.2	$894.4

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Operating Income to Adjusted EBITDA by Segment
(unaudited - in millions)

	Three Months Ended September 30, 2006
	EFT	Prepaid	Software
	Processing	Processing	Solutions	Consolidated
Operating Income	$8.2	$8.8	$1.0	$13.1

Add: Depreciation and amortization	3.2	3.6	0.5	7.4
Add: Share-based compensation	-	0.1	-	2.0
Earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA)	$11.4	$12.5	$1.5	$22.5

	Three Months Ended September 30, 2005 *
	EFT	Prepaid	Software
	Processing	Processing	Solutions	Consolidated
Operating Income	$6.6	$9.2	$1.0	$12.6

Add: Depreciation and amortization	2.2	3.3	0.2	5.7
Add: Share-based compensation	-	-	-	1.3
Earnings before interest, taxes, depreciation, amortization and share-based compensation (Adjusted EBITDA)	$8.8	$12.5	$1.2	$19.6

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Prepaid Processing Segment Results
to Prepaid Processing Segment Results excluding Spanish prepaid and money transfer businesses
(unaudited - in millions)

	Three Months Ended September 30,
	2006		2005 *
	Total	Operating	Total	Operating
	Revenues	Income	Revenues	Income
Prepaid Processing Segment	$121.2	$8.8	$107.7	$9.2

Less: Spanish prepaid and money transfer businesses	(10.9)	1.0	(14.7)	(1.2)
Prepaid Processing Segment excluding
Spanish prepaid and money transfer businesses	$110.3	$9.8	$93.0	$8.0

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

EURONET WORLDWIDE, INC.
Reconciliation of Prepaid Processing Segment Results
to Prepaid Processing Segment Results excluding money transfer business
(unaudited - in millions)

	2006
	Three Months Ended		Three Months Ended
	September 30,		June 30,
	Total	Operating	Total	Operating
	Revenues	Income	Revenues	Income
Prepaid Processing Segment	$121.2	$8.8	$114.2	$8.1

Less: Money transfer business	(0.9)	0.9	(0.8)	0.6
Prepaid Processing Segment
excluding money transfer business	$120.3	$9.7	$113.4	$8.7

EURONET WORLDWIDE, INC.
Reconciliation of Net Income Excluding Foreign Exchange and Share-Based Compensation
(unaudited - in millions, except share and per share data)

	Three Months Ended
	September 30,
	2006	2005 *
Net income	$10.4	$8.9
Convertible debt issuance costs (1)	0.2	0.2
Interest on convertible debt (1)	0.6	0.6
Earnings applicable for common shareholders	11.2	9.7

Foreign exchange loss (gain)	(1.1)	(0.9)
Share-based compensation	2.0	1.3
Earnings applicable for common shareholders before foreign exchange gains/losses and share-based compensation	$12.1	$10.1

Adjusted earnings per share - diluted (2)	$0.28	$0.24
Diluted weighted average shares outstanding (1)	42,524,973	41,584,931
Effect of unrecognized share-based compensation on diluted shares outstanding	873,176	421,702
Adjusted diluted weighted average shares outstanding	43,398,149	42,006,633

* Adjusted to include the retroactively applied effects of SFAS No. 123R share-based compensation expense.

(1) As required by GAAP, convertible debt issuance and interest costs are excluded from income for the purpose of calculating diluted earnings per share for any period when the convertible debentures, if converted, would be dilutive to earnings per share.
Further, the convertible shares are treated as if all were outstanding for the period.

(2) Adjusted income per share is a non-GAAP measure that should be considered in addition to, and not as a substitute for, earnings per share computed in accordance with GAAP.